UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2016

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware	98-0080034
(State of incorporation)	(IRS Employer Identification Number)

85 Broad Street, New York, NY 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On June 2, 2016, Oppenheimer Multifamily Housing & Healthcare Finance, Inc. (“OMHHF”), a majority owned subsidiary of Oppenheimer Holdings Inc. (the “Company”), entered into a material definitive agreement (the “Purchase Agreement”) to sell OMHHF’s entire portfolio of permanent mortgage loans, including the associated mortgage servicing rights ( the “Mortgage Loan Portfolio”), to Walker & Dunlop, LLC, one of the largest commercial real estate lenders in the United States (“W&D”).   There is no pre-existing relationship between W&D and the Company or OMHHF.  Pursuant to the Purchase Agreement, OMHHF agreed to transfer, on the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Mortgage Loan Portfolio to W&D for cash consideration of approximately US $45 million (the “Purchase Price”).  The Purchase Price is subject to both a pre-Closing adjustment and a post-Closing adjustment for any loan included in the Mortgage Loan Portfolio that is prepaid in full by the mortgagor or assigned to HUD pursuant to a formula set forth in the Purchase Agreement.  In addition, pursuant to the Purchase Agreement, an amount equal to approximately US $1.4 million will be withheld from the Purchase Price until such time as certain claims related to one loan included in the Mortgage Loan Portfolio are resolved.

The Purchase Agreement contains customary and mutual representations, warranties, covenants and indemnities.  The Closing is expected to occur on June 20, 2016 with a transfer of the Mortgage Loan Portfolio to occur through the portal of the Government National Mortgage Association (“GNMA”) effective July 1, 2016.   The Closing is subject to certain conditions set forth in the Purchase Agreement, included but not limited to the approval of GNMA to the transactions contemplated by the Purchase Agreement having been obtained.

In connection with the Purchase Agreement, OMHHF and W&D entered into a Transition Services Agreement (the “TSA”) pursuant to which each party has agreed to provide services to the other to assist in effectuating the transactions contemplated by the Purchase Agreement generally without additional consideration.

E. A. Viner International Co., the parent company of OMHHF, has provided a guaranty of OMHHF’s obligations under the Purchase Agreement and the TSA.

In addition to the foregoing, OMHHF has entered into or expects to enter into shortly at least two other purchase agreements pursuant to which OMHHF has agreed to sell assets that may, subject to certain conditions being satisfied, result in OMHHF realizing up to an aggregate additional US $6 million in cash consideration.

There can be no assurance that the purchase agreements described above will close as contemplated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: June 6, 2016

By:	/s/ Jeffrey J. Alfano
Jeffrey J. Alfano
Chief Financial Officer
(Duly Authorized Officer and
Principal Financial and Accounting Officer)